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                                                                EXHIBIT 10.11(b)


                                 AMENDMENT NO. 3
                                     TO THE
                        NATIONAL SERVICE INDUSTRIES, INC.
                     EXECUTIVES' DEFERRED COMPENSATION PLAN
                 (As Amended And Restated As Of October 4, 2000)


         THIS AMENDMENT made as of the 28th day of November, 2001, by National Service Industries, Inc., a Delaware corporation ("Company");

                              W I T N E S S E T H:

         WHEREAS, the Company has previously established the National Service Industries, Inc. Executives' Deferred Compensation Plan (the "Plan") for the benefit of its eligible employees and their beneficiaries; and

         WHEREAS, in connection with the planned distribution of the shares of common stock of Acuity Brands, Inc. to the stockholders of the Company (the "Spin-Off"), the Company desires to amend the Plan to provide for the transfer of accounts for certain employees and former employees of Acuity Brands, Inc. and its subsidiaries to a deferred compensation plan being established by Acuity Brands, Inc.;

         NOW, THEREFORE, the Plan is hereby amended as follows:

                                       1.

         The Plan is hereby amended by inserting the following as a new Section 10.02:

                  "10.02 Spin-Off of Acuity Brands, Inc. - Transfer of Accounts. Pursuant to an Employee Benefits Agreement dated as of November 30, 2001, between the Company and Acuity Brands, Inc. ("Acuity") and in connection with the distribution of the shares of Acuity to the stockholders of the Company (the "Spin-Off"), the "Class Year Accounts" (and each sub-account) of each Participant who becomes or remains an employee of Acuity or its subsidiaries as of November 30, 2001 and of each Participant (including Participants and their beneficiaries in pay status) who was formerly employed by the businesses transferred to Acuity by the Company (including former employees of the corporate office of the Company) (collectively, the "Transferred Participants"), shall be transferred to the Acuity Brands, Inc. Executives' Deferred Compensation Plan ("Acuity Plan") as of November 30, 2001 or as soon as practical thereafter. The elections made by Transferred Participants under this Plan shall be carried over and shall apply for purposes of the Acuity Plan (subject to any change of election rights under the Acuity Plan)."


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                                       2.

         The Plan is hereby amended by incorporating the following as the new Appendix A:

                                   "Appendix A
                               Adopting Employers

         National Service Industries, Inc. (CA) f/k/a NSI Enterprises, Inc."

                                       3.

         This Amendment shall be effective November 30, 2001. Except as provided herein, the provisions of the Plan shall remain in full force and effect.


         IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to be executed by its duly authorized corporate officers as of the date and year first written above.


ATTEST:                                     NATIONAL SERVICE INDUSTRIES, INC.



By: /s/ Helen Haines                   By:  /s/ Brock A. Hattox
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